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                                                                  EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
Westminster Capital, Inc.:


We consent to incorporation by reference in the registration statement No. 33-21177 on Form S-8 of Westminster Capital, Inc. of our report dated February 15, 1999, with respect to the balance sheet of One Source Industries Inc. as of December 31, 1998, and the related statements of income, retained earnings, and cash flows for the year then ended, which report appears in the Form 8-K/A of Westminster Capital, dated March 22, 1999.

Irvine, California
March 22, 1999


/s/ Fetta Piper & Rossi
--------------------------------
Fetta Piper & Rossi
Certified Public Accountants LLP